UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2025

Eagle Materials Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	1-12984	75-2520779
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5960 Berkshire Ln., Suite 900 Dallas, Texas	75225
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (214) 432-2000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	EXP	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Effective May 22, 2025, the Compensation Committee, as part of its annual compensation review, approved long-term incentive equity awards under the Eagle Materials Inc. 2023 Equity Incentive Plan (“Plan”) to a group of the Company’s officers, including its named executive officers. The awards are comprised of performance-vesting restricted stock units (“PSUs”), performance-vesting stock options, time-vesting restricted stock units (“RSUs”) and time-vesting stock options. Each of our named executive officers—Michael R. Haack, President and Chief Executive Officer; D. Craig Kesler, Executive Vice President – Finance and Administration and Chief Financial Officer; Matt Newby, Executive Vice President, General Counsel and Secretary; Eric Cribbs, President, American Gypsum Company LLC; and Tony Tompson, Senior Vice President, Cement East—was granted PSUs, RSUs and/or stock options as a part of this award.

In order for the PSUs and performance-vesting stock options to be earned, the Company must achieve performance vesting criteria based on the Company’s average return on equity measured at the end fiscal 2028 (three-year performance period), as modified based on the Company’s average absolute total stockholder return during the performance period. Threshold performance will result in a vesting percentage of 50% of target and maximum performance will result in a vesting percentage of 200% of target. Earned PSUs will be paid in shares of Common Stock promptly following the performance certification date, and earned performance-vesting stock options will become exercisable upon the performance certification date. Any performance-vesting awards that are not earned at the end of the performance period upon the determination of the achievement of the performance vesting criteria will be forfeited. During the performance period, the PSUs will accrue dividend-equivalent restricted stock units, which will be paid in shares of Common Stock with respect to any earned PSUs.

The RSUs and time-vesting stock options will vest ratably on the first anniversary of the date of grant; on March 31, 2027; and on March 31, 2028. RSUs will be paid in shares of Common Stock promptly following a vesting date, and time-vesting stock options will become exercisable upon a vesting date. During the vesting period, the RSUs will accrue dividend-equivalent restricted stock units, which will be paid in shares of Common Stock with respect to any vested RSUs.

In accordance with the terms of the Plan, the exercise price of the stock options (whether time-vesting or performance-vesting) is the closing price of the Company’s Common Stock on the date of grant, May 22, 2025 ($213.66). The following table shows the equity awards granted to Messrs. Haack, Kesler, Newby, Cribbs and Thompson effective May 22, 2025:

Name	Target Value of Equity Awards(1) ($)	PSUs(2) (#)	Performance Vesting Options(2) (#)	RSUs (#)	Time Vesting Options (#)
Michael R. Haack	6,000,115	10,531	8,247	10,531	8,247
D. Craig Kesler	1,400,482	2,458	1,925	2,458	1,925
Matt Newby	950,313	1,668	1,306	1,668	1,306
Eric Cribbs	750,374	1,756	—	1,756	—
Tony Thompson	450,396	1,054	—	1,054	—

(1)

Grant date fair value of the award computed in accordance with FASB ASC Topic 718. Half of the target value is allocated to performance awards and half of the target value is allocated to time-vesting awards.

(2)

Assumes achievement of the target level of performance conditions. The following reflects the PSUs and performance-vesting stock options assuming the highest level of performance conditions (i.e., the maximum PSUs/options payable): Mr. Haack – 21,062 PSUs and 16,494 performance-vesting stock options; Mr. Kesler – 4,916 PSUs and 3,850 performance-vesting stock options; Mr. Newby – 3,336 PSUs and 2,612 performance-vesting stock options; Mr. Cribbs – 3,512 PSUs; and Mr. Thompson – 2,108 PSUs.

Item 9.01.	Financial Statements and Exhibits

Exhibit Number	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EAGLE MATERIALS INC.

By:	/s/ Matt Newby
Matt Newby
Executive Vice President, General Counsel and Secretary

Date: May 29, 2025